Exhibit 99.1

Kura Oncology Highlights Recent Accomplishments, Preliminary KOMZIFTI Revenue and Anticipated 2026 Milestones

– Launched KOMZIFTI™ (ziftomenib), first and only once-daily, oral menin inhibitor approved for adults with R/R NPM1-mutated AML –

– $2.1 million KOMZIFTI net product revenue for the period from first commercial sale on

November 21, 2025, through December 31, 2025 –

– Company poised for breakthrough progress in 2026 with deep pipeline of potentially transformative therapies –

SAN DIEGO, Jan. 11, 2026 — Kura Oncology, Inc. (Nasdaq: KURA), a biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today highlighted recent accomplishments, reported preliminary KOMZIFTI™ (ziftomenib) net product revenue and outlined anticipated 2026 milestones.

“Following the landmark FDA approval of KOMZIFTI on November 13, 2025, we are executing a robust commercial launch to drive rapid adoption and market share growth,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “With KOMZIFTI’s compelling efficacy, favorable safety profile and ease of use, we believe that we are strongly positioned for success and encouraged by the first few weeks of our commercial launch. Our comprehensive development strategy advances ziftomenib into combinations and earlier lines of therapy, including newly diagnosed patients with NPM1 mutations, KMT2A rearrangements, and FLT3 mutations, supported by our expanding pipeline programs and solid cash position. We are excited to deliver meaningful impact for patients throughout 2026 and beyond.”

Preliminary Fourth Quarter Financial Highlights

•	$2.1 million of KOMZIFTI net product revenue in the five-week period of initial commercial availability ended December 31, 2025.

•	Milestone payments of $195 million under collaboration agreement with Kyowa Kirin in the fourth quarter of 2025.

•	Collaboration revenue (non-cash item) for the fourth quarter of 2025 estimated between $15 to $17 million.

•	$667.3 million in cash, cash equivalents, and short-term investments as of December 31, 2025.

Recent Program Highlights

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In November 2025, KOMZIFTI was granted full approval by the U.S. Food and Drug Administration (FDA) for adult patients with relapsed or refractory (R/R) acute myeloid leukemia (AML) with a susceptible NPM1 mutation who have no satisfactory alternative treatment options. KOMZIFTI is the first and only once-daily, oral menin inhibitor approved for R/R NPM1-mutated (NPM1-m) AML, a devastating blood cancer with limited treatment options.

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In November 2025, KOMZIFTI was added to the National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines in Oncology (NCCN Guidelines®) as a Category 2A recommended treatment option for adults with R/R NPM1-m AML.

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In December 2025, two oral presentations at the 67th Annual Meeting of the American Society of Hematology (ASH 2025) reported a favorable safety profile and encouraging antileukemic activity for ziftomenib in combination with venetoclax and azacitidine (ven/aza) in patients with AML harboring NPM1 mutations or KMT2A rearrangements (KMT2A-r). These data came from the ongoing Phase 1a/1b KOMET-007 trial (NCT05735184), which includes patients with newly diagnosed NPM1-m AML as well as patients with R/R NPM1-m or KMT2A-r AML.

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In September 2025, the first patient was dosed in the Phase 3 KOMET-017 (NCT07007312) trial evaluating ziftomenib in combination with both intensive and non-intensive chemotherapy regimens in patients with newly diagnosed NPM1-m or KMT2A-r AML.

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In October 2025, compelling preliminary data from Kura’s first- and next-generation farnesyl transferase inhibitor (FTI) programs – tipifarnib and darlifarnib – were presented at the 2025 European Society for Medical Oncology (ESMO) Congress.

Expected 2026 Key Milestones

KOMZIFTI Commercial

•	Accelerate U.S. uptake of KOMZIFTI in R/R NPM1-m AML.

•	Drive quarter-over-quarter growth in net product revenue.

Ziftomenib Development

•	Present updated KOMET-007 data evaluating combination with 7+3 in newly diagnosed NPM1-m or KMT2A-r AML in the first half of 2026.

•	Publish ven/aza combination data in R/R NPM1-m AML in the first half of 2026.

•	Present preliminary data from KOMET-008 cohort evaluating combination with gilteritinib in R/R NPM1-m/FLT3-m AML in the second half of 2026.

•	Advance enrollment of KOMET-017 Phase 3 trials for newly diagnosed AML, including combinations with intensive and non-intensive chemotherapy, in 2026.

•	Advance enrollment of KOMET-007 cohort evaluating combination with 7+3 and quizartinib in newly diagnosed NPM1-m/FLT3-m AML (quad) in 2026.

•	Expand ziftomenib to non-AML indications in 2026, including ongoing Phase 1a dose escalation trial evaluating combination with imatinib in gastrointestinal stromal tumors.

Darlifarnib Development

•	Initiate expansion cohorts of darlifarnib and cabozantinib in advanced renal cell carcinoma (RCC) (Phase 1b) in the first half of 2026.

•	Present preliminary data from darlifarnib and adagrasib in KRASG12C-mutated solid tumors (non-small cell lung cancer, colorectal cancer, pancreatic ductal adenocarcinoma) in the first half of 2026.

•	Present updated dose-escalation data from darlifarnib and cabozantinib in advanced RCC (Phase 1a) in the second half of 2026.

•	Explore opportunities to evaluate additional indications and combination agents in 2026.

Pipeline

•	Publish preclinical menin inhibitor data on diabetes in the second half of 2026.

•	Advance KO-7246, next generation menin inhibitor, in IND-enabling studies for diabetes and cardiometabolic diseases in 2026.

•	Advance preclinical development of a next-generation menin inhibitor development candidate for use in combination therapy for solid tumors in 2026.

2026 Financial Guidance

•	Kura anticipates non-cash collaboration revenue recognition of $45 million to $55 million in 2026.

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$667.3 million in cash, cash equivalents and short-term investments as of December 31, 2025, together with anticipated short-term collaboration payments and product revenue, expected to support ziftomenib AML program through topline results in front-line Phase 3 trial in newly-diagnosed AML.

About KOMZIFTI™ (ziftomenib)

KOMZIFTI (ziftomenib) is an oral menin inhibitor approved for the treatment of adult patients with relapsed or refractory acute myeloid leukemia (AML) with a susceptible NPM1 mutation who have no satisfactory alternative treatment options.

Ziftomenib is in development for the front-line treatment of AML harboring NPM1 mutations, KMT2A translocations and FLT3 mutations, with the potential to be combined with approved therapies and benefit a broad spectrum of patients earlier in their disease course.

IMPORTANT SAFETY INFORMATION FOR KOMZIFTI FROM THE U.S. PRESCRIBING INFORMATION

Boxed WARNING: DIFFERENTIATION SYNDROME

Differentiation syndrome, which can be fatal, has occurred with KOMZIFTI. Signs and symptoms may include fever, joint pain, hypotension, hypoxia, dyspnea, rapid weight gain or peripheral edema, pleural or pericardial effusions, pulmonary infiltrates, acute kidney injury, and rashes. If differentiation syndrome is suspected, interrupt KOMZIFTI, and initiate oral or intravenous corticosteroids with hemodynamic and laboratory monitoring until symptom resolution; resume KOMZIFTI upon symptom improvement.

WARNINGS AND PRECAUTIONS

Differentiation Syndrome

KOMZIFTI can cause fatal or life-threatening differentiation syndrome (DS). DS is associated with rapid proliferation and differentiation of myeloid cells. Symptoms of DS, including those seen in patients treated with KOMZIFTI, may include fever, hypoxia, joint pain, hypotension, dyspnea, rapid weight gain or peripheral edema, pleural or pericardial effusions, acute kidney injury, and rashes.

In the clinical trial, DS occurred in 29 (26%) of 112 patients with R/R AML with an NPM1 mutation who were treated with KOMZIFTI at the recommended dosage. DS was Grade 3 in 13% and fatal in two patients. In broader evaluation of all patients with any genetic form of AML treated with KOMZIFTI monotherapy in clinical trials, DS occurred in 25% of patients. Four fatal cases of DS occurred out of 39 patients with KMT2A-rearranged AML treated with KOMZIFTI. KOMZIFTI is not approved for use in patients with KMT2A-rearranged AML.

In the 112 patients with an NPM1 mutation, DS was observed with and without concomitant hyperleukocytosis, in as early as 3 days and up to 46 days after KOMZIFTI initiation. The median time to onset was 15 days. Two patients experienced more than one DS event. Treatment was interrupted and resumed in 15 (13%) patients, while it was permanently discontinued in 2 (2%) patients.

Prior to starting treatment with KOMZIFTI, reduce the WBC counts to less than 25 x 109/L. If DS is suspected, interrupt KOMZIFTI, initiate oral or intravenous corticosteroids (e.g., dexamethasone 10 mg every 12 hours) for a minimum of 3 days with hemodynamic and laboratory monitoring. Resume treatment with KOMZIFTI at the same dose level when signs and symptoms improve and are Grade 2 or lower. Taper corticosteroids over a minimum of 3 days after adequate control or resolution of symptoms. Symptoms of DS may recur with premature discontinuation of corticosteroid treatment.

QTc Interval Prolongation

KOMZIFTI can cause QTc interval prolongation. In the clinical trial, QTc interval prolongation was reported as an adverse reaction in 12% of 112 patients treated with KOMZIFTI at the recommended dosage for R/R AML with an NPM1 mutation. QTc interval prolongation was Grade 3 in 8% of patients. The heart-rate corrected QT interval (using Fridericia’s method) (QTcF) was greater than 500 msec in 9% of patients, and the increase from baseline QTcF was greater than 60 msec in 12% of patients. KOMZIFTI dose reduction was required for 1% of patients due to QTc interval prolongation. QTc prolongation occurred in 14% of the 42 patients less than 65 years of age and in 10% of the 70 patients 65 years of age or older.

Correct electrolyte abnormalities, including hypokalemia and hypomagnesemia, prior to treatment with KOMZIFTI. Perform an ECG prior to initiation of treatment with KOMZIFTI, and do not initiate KOMZIFTI in patients with QTcF > 480 msec. Perform an ECG at least once weekly for the first four weeks on treatment, and at least monthly thereafter. Interrupt KOMZIFTI if the QTc interval is > 500 ms or the change from baseline is > 60 ms (Grade 3). In patients with congenital long QTc syndrome, congestive heart failure, electrolyte abnormalities, or those who are taking medications known to prolong the QTc interval, more frequent ECG monitoring may be necessary. Concomitant use of KOMZIFTI with drugs known to prolong the QTc interval may increase the risk of QTc interval prolongation, result in a greater increase in the QTc interval and adverse reactions associated with QTc interval prolongation, including Torsades de Pointes, other serious arrhythmias, and sudden death.

Embryo-Fetal Toxicity

Based on findings in animals and its mechanism of action, KOMZIFTI can cause embryo-fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to the fetus. Advise females of reproductive potential to use effective contraception during treatment with KOMZIFTI and for 6 months after the last dose. Advise males with female partners of reproductive potential to use effective contraception during treatment with KOMZIFTI and for 3 months after the last dose.

ADVERSE REACTIONS

Fatal adverse reactions occurred in 4 (4%) patients who received KOMZIFTI, including 2 with differentiation syndrome, 1 with infection, and 1 with sudden death. Serious adverse reactions were reported in 79% of patients who received KOMZIFTI. Serious adverse reactions occurring in ≥ 5% of patients included infection without an identified pathogen (29%), febrile neutropenia (18%), bacterial infection (16%), differentiation syndrome (16%), and dyspnea (6%).

Dosage interruption of KOMZIFTI due to an adverse reaction occurred in 54% of patients. Adverse reactions that required dose interruption in ≥ 2% of patients included infection without an identified pathogen (15%), differentiation syndrome (13%), febrile neutropenia (5%), pyrexia (4%), electrocardiogram QT prolonged (4%), leukocytosis (4%), bacterial infection (3%), cardiac failure (2%), cholecystitis (2%), diarrhea (2%), pruritus (2%), and thrombosis (2%). Dose reduction of KOMZIFTI due to an adverse reaction occurred in 4% of patients. Permanent discontinuation of KOMZIFTI due to an adverse reaction occurred in 21% of patients. Adverse reactions that required permanent discontinuation of KOMZIFTI in ≥ 2% of patients were infection without an identified pathogen (8%), bacterial infection (4%), cardiac arrest (2%), and differentiation syndrome (2%).

Most common (≥ 20%) adverse reactions, including laboratory abnormalities, were aspartate aminotransferase increased (53%), infection without an identified pathogen (52%), potassium decreased (52%), albumin decreased (51%), alanine aminotransferase increased (50%), sodium decreased (49%), creatinine increased (45%), alkaline phosphatase increased (41%), hemorrhage (38%), diarrhea (36%), nausea (35%), fatigue (34%), edema (30%), bacterial infection (28%), musculoskeletal pain (28%), bilirubin increased (27%), potassium increased (26%), differentiation syndrome (26%), pruritus (23%), febrile neutropenia (22%), and transaminases increased (21%).

DRUG INTERACTIONS

Drug interactions may occur when KOMZIFTI is concomitantly used with:

•	Strong or Moderate CYP3A4 Inhibitors: Monitor patients more frequently for KOMZIFTI-associated adverse reactions.

•	Strong or Moderate CYP3A4 Inducers: Avoid concomitant use of KOMZIFTI.

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Gastric Acid Reducing Agents: Avoid concomitant use of KOMZIFTI with proton pump inhibitors (PPIs), H2 receptor antagonists (H2RAs), or locally acting antacids. If concomitant use with H2RAs or locally acting antacids cannot be avoided, modify KOMZIFTI administration time.

•	Take KOMZIFTI 2 hours before or 10 hours after administration of an H2 receptor antagonist.

•	Take KOMZIFTI 2 hours before or 2 hours after administration of a locally acting antacid.

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Drugs that Prolong the QTc Interval: Avoid concomitant use of KOMZIFTI. If concomitant use cannot be avoided, obtain ECGs when initiating, during concomitant use, and as clinically indicated. Interrupt KOMZIFTI if the QTc interval is > 500 ms or the change from baseline is > 60 ms.

USE IN SPECIFIC POPULATIONS

Pregnancy: Based on findings in animals and its mechanism of action, KOMZIFTI can cause embryo-fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Verify pregnancy status in females of reproductive potential prior to starting KOMZIFTI.

Lactation: Because of the potential for adverse reactions in the breastfed child, advise women not to breastfeed during treatment with KOMZIFTI and for 2 weeks after the last dose.

Infertility: Based on findings in animals, KOMZIFTI may impair fertility in females and males of reproductive potential.

Please see full Prescribing Information, including Boxed WARNING.

About Kura Oncology

Kura Oncology is a biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura’s pipeline of small molecule drug candidates is designed to target cancer signaling pathways and address high-need hematologic malignancies and solid tumors. Kura developed and is commercializing KOMZIFTI™ (ziftomenib), the FDA-approved once-daily, oral menin inhibitor for the treatment of adults with relapsed or refractory NPM1-mutated acute myeloid leukemia, and continues to pioneer advancements in menin inhibition and farnesyl transferase inhibition. For additional information, please visit the Kura website at https://kuraoncology.com/ and follow us on X and LinkedIn.

The preliminary financial metrics discussed above and in this news release are subject to the completion of financial closing procedures and other developments that may arise between now and the time the financial results for the fourth quarter of 2025 are finalized, as well as the completion of the audit of the 2025 financial statements. Therefore, actual results may differ materially from these estimates. In addition, the above estimates do not present all information necessary for an understanding of Kura’s financial condition as of December 31, 2025.

Kura Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Kura’s future operations, financial results and financial condition; Kura’s performance in 2026; the strength of Kura’s cash position; Kura’s anticipated cash runway; Kura’s research, preclinical and clinical development activities; plans and projected timelines for ziftomenib, darlifarnib and preclinical assets; expectations regarding the therapeutic potential of KOMZIFTI and Kura’s product candidates; expectations regarding the commercial potential of KOMZIFTI; and anticipated 2026 non-cash collaboration revenue recognition. Factors that may cause actual results to differ materially include risks associated with market competition, market acceptance and commercialization of KOMZIFTI; risks associated with the conduct of preclinical studies and clinical trials; risks that Kura’s actual future financial and operating results may differ from its expectations or goals; the risk that Kura’s product candidates may not receive regulatory approval; the potential for KOMZIFTI or Kura’s product candidates to have unexpected adverse side effects; the risk that Kura may not be able to obtain additional financing; the risk that the collaboration with Kyowa Kirin is unsuccessful; and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Kura faces, please refer to Kura’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kura Contact

Investors and Media:

Greg Mann

858-987-4046

gmann@kuraoncology.com